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Exhibit 99.1

LP 805 SW Broadway Portland, OR 97205 503.821.5100 Fax: 503.821.5107	NEWS RELEASE
Release No. 122-7-2
Contact: David Dugan (Media Relations) 503.821.5285 Bill Hebert (Investor Relations) 503.821.5100

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, JULY 24, 2002

LP Reports Second Quarter 2002 Results

Portland, Ore. (July 24, 2002)—Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported a second quarter net loss of $13.2 million, or $0.13 per diluted share, on sales of $452.8 million. In the second quarter of 2001, LP's net loss was $9.7 million, or $0.09 per diluted share, on sales of $461.3 million (excluding the amortization of goodwill, second quarter 2001 net loss was $2.9 million, or $0.03 per diluted share). For the first six months of 2002, LP reported a net loss of $22.7 million, or $0.22 per diluted share, on sales of $864.6 million compared to a net loss of $99.1 million, or $0.95 per diluted share, on sales of $856.4 million in the first six months of 2001 (excluding the amortization of goodwill, the net loss for the first six months of 2001 was $85.5 million, or $0.82 per diluted share).

During the second quarter of 2002, LP completed the implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and other intangible assets". As part of this implementation, LP recognized an impairment charge of $6.3 million related to goodwill. This charge was recorded as a "cumulative effect of change in accounting principle" as of January 1, 2002.

For the second quarter of 2002, income from continuing operations was $7.7 million, or $0.07 per share. In the second quarter of 2001, LP's loss from continuing operations was $11 million, or $0.10 per diluted share. For the first six months of 2002, income from continuing operations was $8.5 million, or $0.08 per share. For the first six months of 2001, loss from continuing operations was $85.8 million or $0.82 per share.

-more-

"As our significantly improved results from continuing operations indicate, we are making very good progress toward sustained profitability. Operating results for these businesses in the first half of the year improved more than $90 million despite a poor pricing environment," said Mark A. Suwyn, LP's chairman and CEO. "During the quarter we were able to use operating cash flows to pay down revolving debt by about $75 million and increase our cash position by more than $50 million."

Suwyn added, "LP's significantly lower OSB costs for the quarter compared to the same quarter last year nearly offset lower prices. Additionally, our revenue from composite wood and plastic building products grew 15-20% as new products introduced over the last year gained momentum in the marketplace."

In early May, the company announced an asset sale and debt reduction program to enhance long-term competitiveness and flexibility.

"The businesses slated for divestiture have attracted numerous potential buyers. Bidding and due diligence processes have begun, and I am pleased with level of interest expressed and the ongoing efforts of our employees to make their mills more attractive through improved performance," said Bill Hebert, vice president of business development. "We are optimistic that we will complete these divestitures in the next 12 to 16 months as originally forecast."

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

        This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals, and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

RECONCILIATION TO NET INCOME (LOSS)

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,
	2002		2001
	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill		$5.7		$1.8

Long-lived asset impairment charges	$(1.3)	(0.8)
Gain on sale of business	2.3	1.4
Write off of equity investment			$(2.0)	(1.2)
Gain on sale of asset	3.7	2.3
Severance costs	(1.5)	(0.9)

Total other operating credits and charges, net	$3.2	2.0	$(2.0)	(1.2)

Amortization of goodwill		—	$(6.8)	(6.8)

Impairment of investment in assets and liabilities transferred under contractual arrangement		—	$(7.9)	(4.8)

Income (loss) from continuing operations before cumulative effect of change in accounting principle		$7.7		$(11.0)

	Six Months Ended June 30,
	2002		2001
	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill		$8.1		$(56.0)

Long-lived asset impairment charges	$(5.8)	(3.5)	$(10.2)	(6.2)
Gain on sale of business	2.3	1.4
Impairment of equity investment			(2.0)	(1.2)
Additions to other contingency reserves			(2.0)	(1.2)
Insurance recoveries	1.9	1.1
Gain on sale of asset	3.7	2.3
Severance costs	(1.5)	(0.9)

Total other operating credits and charges, net	$0.6	0.4	$(14.2)	(8.6)

Amortization of goodwill		—	$(13.6)	(13.6)

Impairment of investment in assets and liabilities transferred under contractual arrangement		—	$(12.4)	(7.6)

Income (loss) from continuing operations before cumulative effect of change in accounting principle		$8.5		$(85.8)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Net sales	$452.8	$461.3	$864.6	$856.4
Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate	$11.4	$(15.9)	$11.3	$(105.0)
Income (loss) from continuing operations before cumulative effect accounting change	$7.7	$(11.0)	$8.5	$(85.8)
Net income (loss)	$(13.2)	$(9.7)	$(22.7)	$(99.1)
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill	$5.7	$1.8	$8.1	$(56.0)
Income from continuing operations, per share	$0.07	$(0.10)	$0.08	$(0.82)
Net income (loss) per share — basic and diluted	$(0.13)	$(0.09)	$(0.22)	$(0.95)
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill, per share	$0.05	$0.02	$0.08	$(0.54)
Average shares outstanding
Basic	104.6	104.4	104.6	104.4

See notes on following page.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.
Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.
On May 8, 2002, LP announced that its board of directors had approved a plan to sell selected businesses and assets in order to significantly reduce LP's current debt. The plan involves the divesting of its plywood, industrial panels, timber and timberlands, lumber, wholesale and distribution businesses. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", LP is required to account for the businesses anticipated to be sold within one year as discontinued operations. Additionally, as a result of the divestitures LP was required to modify its segment reporting under SFAS No. 131, "Disclosures about Segments of Enterprise and Related Information".

3.
Other Operating Charges and Credits, Net:

  In the first quarter of 2001, LP recorded a loss of $10.2 million ($6.2 million after taxes, or $0.06 per diluted share) associated with impairment charges on assets held. LP recorded a net loss of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) for additional reserves for non-product litigation.

  In the second quarter of 2001, LP recorded a loss of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the impairment of an equity investment.

  In the first quarter of 2002, LP recorded a loss of $4.5 million ($2.7 million after taxes, or $0.02 per diluted share) associated with impairment charges on assets held. LP also recorded a net gain of $1.9 million ($1.1 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

  In the second quarter of 2002, LP recorded a loss of $1.3 million ($0.8 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held. LP also recorded a gain of $6.0 million ($3.7 million after taxes, or $0.03 per share) on the sale of certain assets. Additionally, LP recorded a loss of $1.5 million ($0.9 million after tax, or $.01 per share) on severance accrued as part of the recently announced divestiture plan.

4.
Discontinued Operations—Other Operating Credits and Charges, net:

  In the first quarter of 2002, LP recorded a loss of $3.1 million ($1.9 million after taxes, or $0.02 per diluted share) associated with impairment charges on assets held for sale. LP also recorded a net gain of $2.2 million ($1.4 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to accidents at facilities that occurred in past years. Due to the bankruptcy filing of Enron, LP was required to record a mark-to-market adjustment on several energy contracts in the fourth quarter of 2001 as future physical delivery of the energy was no longer deemed probable. For first quarter 2002, LP recorded a gain of $2.7 million ($1.6 million after taxes, or $0.02 per diluted share) to reflect the changes in the estimated fair value of the contracts since December 31, 2001.

  In the second quarter of 2002, LP recorded a loss of $19.6 million ($12.0 million after taxes, or $0.11 per diluted share) associated with impairment charges on assets held for sale. Additionally, LP recorded a loss of $3.9 million ($2.4 million after tax, or $.02 per diluted share) on severance accrued as part of the recently announced divestiture plan. Also in the second quarter of 2002, LP recorded a $6.4 million ($3.9 million after tax, or $0.04 per diluted share) curtailment expense on a defined benefit pension plan related to the expected divestitures. For second quarter 2002, LP recorded a gain of $0.6 million ($0.4 million after taxes, or $0.01 per diluted share) to reflect the changes in the estimated fair value of several energy contracts since March 31, 2002. LP also recorded a net gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

5.
Goodwill:

  LP adopted Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets", as of January 1, 2002. As of January 1, 2002, LP discontinued amortization of goodwill. LP has determined that $6.3 million of goodwill recorded in the Engineered Wood Products business was impaired as of January 1, 2002 and this amount is recorded as a "cumulative effect of change in accounting principle" as of January 1, 2002. Amortization recorded in the second quarter of 2001 was $6.8 million or $0.06 per share on both before-tax and after-tax bases. For the six months ended June 30, 2001, goodwill amortization was $13.6 million or $0.13 per share.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Net Sales	$452.8	$461.3	$864.6	$856.4
OPERATING COSTS AND EXPENSES
Cost of sales	355.9	365.1	676.6	736.6
Depreciation and amortization	30.6	36.2	63.5	75.0
Cost of timber harvested	2.4	3.2	6.6	7.1
Selling and administrative	38.3	45.4	73.6	85.7
Loss related to assets and liabilities transferred under contractual arrangement	—	7.9	—	12.4
Other operating credits and charges, net	(3.2)	2.0	(0.6)	14.2

Total operating costs and expenses	424.0	459.8	819.7	931.0

Income (loss) from operations	28.8	1.5	44.9	(74.6)

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	(0.8)	(3.8)	(1.1)	(1.7)
Interest expense	(24.4)	(21.3)	(48.2)	(44.6)
Interest income	7.8	7.7	15.7	15.9

Total non-operating income (expense)	(17.4)	(17.4)	(33.6)	(30.4)

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate	11.4	(15.9)	11.3	(105.0)
Provision (benefit) for income taxes	4.4	(4.0)	4.9	(17.0)
Equity in (income) loss of unconsolidated affiliate	(0.5)	0.4	(1.4)	0.4
Minority interest in net income (loss) of consolidated subsidiary	(0.2)	(1.3)	(0.7)	(2.6)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	7.7	(11.0)	8.5	(85.8)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(33.7)	2.3	(40.2)	(21.7)
Provision (benefit) for income taxes	(12.8)	1.0	(15.3)	(8.4)

Income (loss) from discontinued operations	(20.9)	1.3	(24.9)	(13.3)
Cumulative effect of change in accounting principle	—	—	(6.3)	—

Net income (loss)	$(13.2)	$(9.7)	$(22.7)	$(99.1)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$0.07	$(0.10)	$0.08	$(0.82)
Income (loss) from discontinued operations	(0.20)	0.01	(0.24)	(0.13)
Cumulative effect of change in accounting principle	—	—	(0.06)	—

Net Income (Loss) Per Share — Basic and Diluted	$(0.13)	$(0.09)	$(0.22)	$(0.95)

Average shares of common stock outstanding — Basic and Diluted	104.6	104.4	104.6	104.4

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2002	Dec. 31, 2001
ASSETS
Cash and cash equivalents	$97.7	$61.6
Receivables, net	153.5	115.5
Inventories	172.2	175.2
Prepaid expenses	20.4	21.1
Income tax refunds receivable	4.9	37.5
Deferred income taxes	41.4	41.4
Current assets of discontinued operations	28.6	38.0

Total current assets	518.7	490.3
Timber and timberlands	525.3	535.6
Property, plant and equipment	1,910.6	1,961.2
Accumulated depreciation	(1,000.5)	(978.0)

Net property, plant and equipment	910.1	983.2
Goodwill, net of amortization	292.0	298.3
Notes receivable from asset sales	403.8	403.8
Assets transferred under contractual arrangement	29.1	29.1
Other assets	91.1	96.0
Long term assets of discontinued operations	141.0	177.7

Total assets	$2,911.1	$3,014.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$34.3	$37.7
Accounts payable and accrued liabilities	236.2	249.0
Current portion of contingency reserves	32.5	20.0

Total current liabilities	303.0	306.7
Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long term debt	724.9	755.5

Total long-term debt, excluding current portion	1,121.4	1,152.0
Contingency reserves, excluding current portion	99.2	135.1
Liabilities transferred under contractual arrangement	12.2	14.0
Deferred income taxes and other	315.4	325.3
Commitments and contingencies
Stockholders' equity:
Common stock	117.0	117.0
Additional paid-in capital	443.0	440.8
Retained earnings	784.9	807.6
Treasury stock	(230.2)	(230.6)
Accumulated comprehensive loss	(54.8)	(53.9)

Total stockholders' equity	1,059.9	1,080.9

Total liabilities and equity	$2,911.1	$3,014.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Six Months Ended June 30,
	2002	2001
Cash flows from operating activities:
Net income	$(22.7)	$(99.1)
Depreciation, amortization and depletion	83.9	95.8
Other operating credits and charges, net	30.8	14.2
Cumulative effect of change in accounting principle	6.3	—
Cash settlements of contingencies	(22.6)	(21.5)
Loss on assets and liabilities held under contractual arrangement	—	12.4
Other adjustments	(8.9)	(3.4)
Decrease (increase) in certain working capital components and deferred taxes	(3.2)	75.9

Net cash provided by operating activities	63.6	74.3

Cash flows from investing activities:
Capital spending	(15.6)	(33.7)
Proceeds from assets sales and transfers	19.4	40.7
Increase in receivable from assets and liabilities under contractual arrangement	(1.8)	(10.8)
Other investing activities, net	7.7	(0.6)

Net cash provided by (used in) investing activities	9.7	(4.4)

Cash flows from financing activities:
New borrowings, including net decrease in revolving borrowings	(31.5)	(31.9)
Repayment of long-term debt	(0.5)	(1.1)
Cash dividends	—	(20.1)
Other financing activities	(5.2)	0.8

Net cash used by financing activities	(37.2)	(52.3)

Net increase in cash and cash equivalents	36.1	17.6
Cash and cash equivalents at beginning of period	61.6	38.1

Cash and cash equivalents at end of period	$97.7	$55.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Net sales:
OSB—North America	$190.2	$202.1	$369.6	$367.5
Composite Wood Products	113.1	93.6	213.9	183.0
Plastic Building Products	46.0	39.8	77.9	67.9
Engineered Wood Products	63.8	66.0	118.5	119.4
Pulp	0.6	9.9	0.7	42.8
Other	39.1	49.9	84.0	75.8

	$452.8	$461.3	$864.6	$856.4

Operating profit (loss):
OSB—North America	$27.4	$28.9	$49.1	$13.1
Composite Wood Products	19.0	13.5	30.8	13.6
Plastic Building Products	1.4	(0.5)	2.1	(3.3)
Engineered Wood Products	2.7	1.9	4.9	3.3
Pulp	(2.2)	(6.3)	(3.6)	(19.1)
Other	(1.3)	(5.3)	3.0	(8.4)
Other operating credits and charges, net	3.2	(2.0)	0.6	(14.2)
Loss from assets and liabilities transferred under contractual arrangement	—	(7.9)	—	(12.4)
General corporate and other expenses, net	(22.2)	(24.6)	(43.1)	(48.9)
Interest income (expense), net	(16.6)	(13.6)	(32.5)	(28.7)

Income (loss) before taxes, minority interest and equity in earnings of unconsolidated affiliate	$11.4	$(15.9)	$11.3	$(105.0)

LOUISIANA-PACIFIC CORPORATION

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Oriented strand board, million square feet 3/8" basis	1,363	1,361	2,723	2,729
Softwood plywood, million square feet 3/8" basis	206	194	392	401
Lumber, million board feet	330	243	610	471
Wood-based siding, million square feet 3/8" basis	202	193	389	348
Industrial panel products (particleboard, medium density fiberboard and hardboard), million square feet 3/4" basis	109	104	217	211
Engineered I-Joist, million lineal feet	23	23	41	37
Laminated veneer lumber (LVL), thousand cubic feet	2,277	2,079	4,293	3,773

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  Exhibit 99.1
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES RECONCILIATION TO NET INCOME (LOSS) (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES FINANCIAL AND QUARTERLY DATA (Dollar amounts in millions, except per share amounts) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES NOTES TO FINANCIAL DATA (Dollar amounts in millions, except per share amounts) (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions, except per share amounts) (Unaudited)
CONDENSED CONSOLIDATED BALANCE SHEETS LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions) (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES SELECTED SEGMENT INFORMATION (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION SUMMARY OF PRODUCTION VOLUMES